Credit Suisse An Introduction to Structured Notes The information in this presentation is not complete and may be changed. This presentation is not an offer to sell the securi tie s and it is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted. Registration Statement Nos. 333 - 202913 and 333 - 180300 - 03 Dated November 2, 2015 Securities Act of 1933, Rule 424(b)(2) This presentation describes securities offered from time to time by Credit Suisse AG (“Credit Suisse), which we refer to as t he “securities” or “notes.” The specific terms of a particular issuance of securities, including the calculation of any amount due on the sec uri ties, will be set forth in a pricing supplement that we will deliver in connection with that issuance. The securities will not be listed on an y exchange. Investing in the securities involves a number of risks. See “Selected Risk Considerations for Structured Notes” and the appli cab le “Selected Product Considerations” herein, “Selected Risk Considerations” in the applicable pricing supplement and “Risk Facto rs” beginning on page PS - 3 of the accompanying product supplement. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securit ies or determined if this presentation is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this presentation together with the applicable pricing supplement, the underlying supplement dated May 4 , 2015 , if applicable, the product supplement dated May 4 , 2015 , the prospectus supplement dated May 4 , 2015 and the prospectus dated May 4 , 2015 , relating to our Medium - Term Notes of which these securities are a part . The applicable pricing supplement for the securities will contain certain specific information and terms of that offering and may also add, update or change the information contained in the other offering documents . If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement . It is important for you to consider the information contained in all the offering documents in making your investment decision . You may access these documents on the SEC website at www . sec . gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website) : Underlying supplement dated May 4 , 2015 : http : //www . sec . gov/Archives/edgar/data/ 1053092 / 000095010315003505 /dp 55844 _ 424 b 2 - underlying . htm Product supplement No . I dated May 4 , 2015 : http : //www . sec . gov/Archives/edgar/data/ 1053092 / 000095010315003534 /dp 55815 _ 424 b 2 - psno 1 . htm Prospectus supplement and Prospectus dated May 4 , 2015 : http : //www . sec . gov/Archives/edgar/data/ 1053092 / 000104746915004333 /a 2224570 z 424 b 2 . htm November 2015 2

Topics  Important Considerations for Structured Notes  Understanding Structured Notes  Risk and Suitability Considerations  Structured Notes at Credit Suisse  Buffered Accelerated Return Equity Securities (BARES)  Accelerated Barrier Securities  Callable Yield Notes (CYNs) November 2015 3

Important Considerations for Structured Notes August 2013 4

Investments in structured notes have certain risks, including direct exposure to the credit risk of Credit Suisse AG (“Credit Suisse”) . Any payment an investor would be entitled to receive on the notes is subject to Credit Suisse’s ability to pay its obligations as they become due . Before you invest, you should read “Understanding Structured Notes,” “Risk and Suitability Considerations – Selected Risk Considerations for Structured Notes” and the applicable “Selected Product Considerations” section, as well as the relevant offering documents related to the specific notes in which you are considering investing . Investment suitability must be determined individually for each investor, and the notes described herein may not be suitable for all investors . The notes described herein should generally be held to maturity as sales prior to maturity may result in lower than anticipated returns . This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice . Investors should consult with their own advisors as to these matters . The sample terms herein are hypothetical and will change depending on the relevant terms of the specific note . Credit Suisse has no obligation to issue the notes described herein . Unless otherwise specified, the term “Credit Suisse” is the global marketing brand name for the investment banking, private banking and wealth management services offering by Credit Suisse Group AG subsidiaries and affiliates worldwide . Each legal entity in Credit Suisse Group AG is subject to distinct regulatory requirements and certain products and services may not be available in all jurisdictions where such an offer would be unlawful under the relevant domestic law . Credit Suisse Securities (USA) LLC is a regulated broker - dealer . It is not a chartered bank, trust company or depository institution . It is not authorized to accept deposits or provide corporate trust services and it is not licensed or regulated by any state or federal banking authority . November 2015 5

Understanding Structured Notes August 2013 6

Understanding Structured Notes An Introduction  Structured notes are debt obligations of an issuer with fixed maturities and are generally considered to be hybrid securities, combining one or more traditional assets (for example, a bond) and a derivative instrument (for example, a call option) linked to an underlying that adjusts the security’s risk / return profile.  Generally, structured notes are not listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the notes in the secondary market, but is not required to do so, which may or may not provide enough liquidity to allow you to trade or sell the notes when you wish to do so. Among other factors, over a note’s term, the value of the notes in the secondary market will reflect the then - current estimated value determined by reference to Credit Suisse’s pricing models, which include a fixed income component, and individual option components.  Structured notes are subject to the credit risk of the issuer. In the case of an issuer default, claims of structured note investors will typically rank as s enior u nsecured o bligations of the issuer. As such, structured notes generally rank subordinate to senior secured obligations of the issuer, equal to other senior unsecured obligations, and rank above subordinated obligations, convertible debt, and common equity of the issuer.  An investment in a structured note is not a direct investment in the underlying, nor does it provide the investor any rights with respect to the underlying (such as dividends or voting rights). In addition, structured note investors take the credit risk of the issuer. Therefore, an investor’s returns may be substantially different from a direct investment in the underlying. November 2015 7

Understanding Structured Notes An Introduction (cont’d.)  Structured notes are not actively managed; rather they provide passive exposure to the relevant underlying asset.  The method of determining investment return scenarios for structured notes is generally pre - determined or formulaic. This aspect of structured notes may be useful for investors who are looking to manage potential investment outcomes of an underlying over a specific investment horizon.  Structured notes can be tailor - made to address specific investment objectives, taking into consideration market view, time horizon, and desired risk exposure.  Structured notes may be linked to one or more underlyings such as equities, indices, exchange traded funds, currencies, commodities, interest rates and specialized indices.  Structured notes are subject to many complex risks. These risks vary depending on the underlying assets to which the notes are linked, payoff profiles and other issues. Before investing in a structured note, you should read the applicable pricing supplement, the underlying supplement, if applicable, the product supplement, the prospectus supplement and the prospectus relating to our Medium - Term Notes and make sure you understand the risks. November 2015 8

Understanding Structured Notes Possible Uses of Structured Notes  Integrating structured notes into portfolio construction may serve to potentially achieve one or more of the following objectives: − Control downside risk − Control portfolio volatility − Provide yield enhancement − Provide leveraged exposure − Provide access to certain markets and asset classes  Structured notes may serve a variety of functions in a portfolio: − Capital Preservation:  May provide for full or partial repayment of principal amount at maturity, subject to issuer ability to pay its obligations a s t hey become due  May provide for current income or upside participation in the underlying  May be utilized to introduce riskier asset classes to more conservative portfolios − Enhanced Yield:  May provide for a yield, which may be higher than prevailing traditional bond rates, in exchange for assuming certain risks  Potential risk may include exposure to the downside risk of the underlying, without participation in any appreciation of the underlying  May also provide for a contingent repayment of principal feature at maturity based on certain conditions Investing in structured notes involves a number of risks. Prior to investing, you should review the “Selected Risk Considerations for Structured Notes ” beginning at slide 11, the applicable “Selected Product Considerations” section herein, the “Selected Risk Considerations” section in the applicable pricing supplement and the “Risk Factors” section in the applicable product supplement, which set forth risks related to an investment in the notes. November 2015 9

Understanding Structured Notes Possible Uses of Structured Notes (cont’d) − Enhanced Participation :  May provide for upside participation in an underlying which is greater than 1:1, either uncapped or subject to a maximum return  Downside participation may be 1:1 , or provide for a buffer or partial repayment of principal feature  May be utilized to enhance range bound market returns, or magnify a longer term bullish outlook, in exchange for assuming certain risks or giving up current yield for a potentially long period of time − Access Products :  May provide access to markets or strategies which may otherwise be difficult to access  May provide access to indexes which are otherwise not available for direct or indirect investments  Risk and return features will vary on a structure by structure basis (i.e., enhanced yield, enhanced participation, partial/contingent repayment of principal) Investing in structured notes involves a number of risks. Prior to investing, you should review the “Selected Risk Considerations for Structured Notes” beginning at slide 11, the applicable “Selected Product Considerations” section herein, the “Selected Risk Considerations” section in the applicable pricing supplement and the “Risk Factors” section in the applicable product supplement, which set forth risks related to an investment in the notes. November 2015 10

Risk and Suitability Considerations August 2013 11

Selected Risk Considerations for Structured Notes The selected risks set forth in this section and the sections entitled “Selected Product Considerations” herein are only intended as summaries of some of the risks relating to an investment in the structured notes . Prior to investing in the structured notes, you should, in particular, review this section and the applicable “Selected Product Considerations” section herein, the “Selected Risk Considerations” section in the applicable pricing supplement and the “Risk Factors” section in the applicable product supplement, which set forth risks related to an investment in the notes . ▪ Risk of Loss – An investment in the notes may result in a loss of some or all of your principal. ▪ Credit Risk – The value of the notes and the payment of any amount due on the notes is subject to the credit risk of Credit Suisse. ▪ Interest – The notes may not pay interest. ▪ Liquidity – The notes will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the notes in the secondary market but is not required to do so. Many factors, most of which are beyond the control of the Issuer, will influence the value of the notes and the price at which the notes may be purchased or sold in the secondary market. For example, the creditworthiness of the Issuer, including actual or anticipated downgrades to the Issuer’s credit ratings, may be a contributing factor. ▪ Potential Conflicts – We and our affiliates may play a variety of roles in connection with the issuance of notes including acting as calculation agent, hedging our obligations under the notes and determining the estimated value of the notes. November 2015 12

Selected Risk Considerations for Structured Notes cont.’d ▪ Basket – The notes may be part of a basket and changes in the values of the basket components may offset each other. In calculating the basket return, increases in the level of one of the basket components may be moderated, or more than offset, by lesser increases or declines in the level of the other basket component(s). ▪ Many Factors Impact the Value of the Notes – The notes will be affected by a number of economic, financial, political, regulatory, and judicial factors that may either offset or magnify each other. ▪ Built - In Costs – Credit Suisse’s estimated value of the notes on the trade date may be less than the public offering price, reflecting the deduction of costs such as underwriting discounts and commissions and hedging costs. ▪ Worst - of Feature – If the notes are linked to the performance of the lowest performing underlying, downside risk is enhanced because the worst performance will be used to determine whether any level is breached and the amount of losses. ▪ Secondary Market Prices – If we bid for your notes in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the public offering price and the estimated value of the notes on the relevant trade date. November 2015 13

Selected Risk Considerations for Structured Notes cont.’d ▪ Anti - Dilution — The calculation agent will make anti - dilution adjustments for certain events affecting the Underlying. However, an adjustment will not be required in response to all events that could affect the Underlying. If an event occurs that does not require the calculation agent to make an adjustment, or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the value of the securities may be materially and adversely affected. ▪ Limited Appreciation Potential — The notes will not pay more than the underlying return cap or fixed payment percentage, as applicable, regardless of the appreciation of the Underlying(s). ▪ Effect of Interest Rate Used in Structuring the Notes — The internal funding rate we use in structuring notes such as these notes is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the Trade Date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the notes will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the notes. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. November 2015 14

Selected Risk Considerations for Structured Notes cont.’d  Credit Suisse is Subject to Swiss Regulation — As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self - regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over - indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the notes and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the notes.  Investing in the Notes is not Equivalent to Investing in the Underlyings or the Equity Securities that Comprise the Underlyings — You will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the equity securities that comprise the Underlyings. When any dividends paid on the equity securities that comprise the Lowest Performing Underlying are taken into account, the notes may underperform a direct investment in the Lowest Performing Underlying because holders of the securities will not receive those dividends. Your return on the securities will not reflect the return you would realize if you actually owned the equity securities that comprise the Underlyings. The return on your investment is not the same as the total return based on the purchase of the equity securities that comprise the Underlyings. November 2015 15

Selected Risk Considerations for Structured Notes cont.’d  Unpredictable Economic and Market Factors Will Affect the Value of the Notes — In addition to the levels of any Underlying, the value of the notes may be influenced by factors such as: − the expected and actual volatility of the Underlyings; − the expected and actual correlation, if any, between the Underlyings; − the time to maturity of the securities; − the dividend rate on the equity securities included in the Underlyings; − interest and yield rates in the market generally; − investors ’ expectations with respect to the rate of inflation; − geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the components included in the Underlyings or markets generally and which may affect the levels of the Underlyings; and − our creditworthiness, including actual or anticipated downgrades in our credit ratings. Some or all of these factors may influence the price that you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. November 2015 16

Suitability Considerations  Structured notes are a special class of financial instruments that can be highly customized and present unique risks. Structured notes are complex investments and may not be appropriate for all investors.  Structured notes are not for investors who: − Do not understand the risks of being exposed to various underlyings, such as equities, commodities, interest rates or foreign exchange rates − Do not understand complex pay - out and the risks of losses − Do not understand volatility, option premium and interest rates, and how they interact − Do not want to take the credit risk of Credit Suisse − Rely on current yield − Do not want to risk losing all of their investment  Investors should fully review the applicable offering documents or prospectus to fully understand the risks involved with purchasing a structured note. 17 November 2015 17

Structured Notes at Credit Suisse August 2013 18

Structured Notes at Credit Suisse Overview  In the US, Credit Suisse offers structured notes via an SEC registered platform issued by Credit Suisse AG, typically in $1,000 denominations. (1)  In the US, i nvestors can access Credit Suisse structured notes through our distribution partners, including private b anks, regional banks, and broker - dealers. Investing in structured notes involves a number of risks. Prior to investing, you should review the “Selected Risk Considerations for Structured Notes” beginning at slide 11, the applicable “Selected Product Considerations” section herein, the “Selected Risk Considerations” section in the applicable pricing supplement and the “Risk Factors” section in the applicable product supplement, which set forth risks related to an investment in the notes. November 2015 19 (1) Credit Suisse also offers structured notes via a number of other exempt platforms. Please speak to one of our representa tiv es for more information.

Buffered Accelerated Return Equity Securities (BARES) August 2013 20

Buffered Accelerated Return Equity Securities Description, Use & Selected Product Considerations Description  Provides for either capped or uncapped upside participation (with or without leverage), or a fixed payment based on certain conditions  May be linked to single stocks, equity indices, baskets or other asset classes  Partial minimum payment at maturity based on the buffer. 100% [1:1] downside participation beyond the buffer  Alternatively, the securities may also include a downside participation rate with no minimum payment at maturity. Selected Product Considerations  An investment in the securities may result in a loss. If the level of the underlying falls below the buffer, the investor will be fully exposed to the negative performance of the underlying beyond the buffer. In addition, if the securities have a downside participation rate, you may be fully exposed to such negative performance beyond the buffer on a leveraged basis. You could lose your entire investment.  The securities do not pay interest.  If the securities are capped or have a fixed payment percentage, the return on the securities will be limited to such cap or such fixed payment percentage, as applicable, regardless of the appreciation in the level of the underlying, which may be significant. Selected Product Considerations (cont.’d)  The securities may be fully exposed to the risk of fluctuations in the level of the underlying. in the case of a security linked to multiple underlyings, the amount payable at maturity may be based on the depreciation or appreciation of the lowest performing underlying alone.  The securities may be part of a basket and changes in the values of the basket components may offset each other. In calculating the basket return, increases in the level of one of the basket components may be moderated, or more than offset, by lesser increases or declines in the level of the other basket component(s).  Investor does not have any rights associated with direct ownership of the underlying (i.e. dividends or voting rights)  Any payment on the securities is subject to the credit risk of the issuer.  An investment in the securities involves significant risk. Investing in the securities is not equivalent to investing directly in the underlying. For additional considerations, please see “Important Considerations for Structured Notes,” “Understanding Structured Notes” and “Risk and Suitability Considerations” herein. 21 November 2015 21

Buffered Accelerated Return Equity Securities Illustrative BARES Illustrative Terms These sample terms are presented to illustrate how a BARES deal might work. These sample terms are hypothetical and the actual terms will vary depending on the relevant terms of the specific securities. The Issuer has no obligation to issue the securities described below. Issuer: Credit Suisse AG Maturity: 2 Years Underlying: Russell 2000 ® Index Participation Rate: 200% Upside Cap: 20.00% Downside: 10% buffer against underlying depreciation at maturity, with 100% [1:1] participation in depreciation below buffer . Hypothetical Returns at Maturity 22 November 2015 % Change from Initial Level to Final Level of the Underlying Underlying Return Redemption Amount per $1,000 principal amount 50.00% 20.00% $1,200 40.00% 20.00% $1,200 30.00% 20.00% $1,200 20.00% 20.00% $1,200 10.00% 20.00% $1,200 0.00% 0.00% $1,000 - 10.00% 0.00% $1,000 - 20.00% - 10.00% $900 - 30.00% - 20.00% $800 - 40.00% - 30.00% $700 - 50.00% - 40.00% $600 22

Accelerated Barrier Securities August 2013 23

Accelerated Barrier Securities Description, Use & Selected Product Considerations Description  Provides for either capped or uncapped upside participation (with or without leverage ), or a fixed payment based on certain conditions  May be linked to single stocks, equity indices, baskets or other asset classes  Potential for full repayment of p rincipal at maturity, contingent upon a knock - in event not occurring and subject to the credit risk of the issuer  Knock - in event may be determined on a daily basis (“American”), or at maturity only (“European”). Full downside participation if a knock - in event occurs  “Contingent protection” provides potential for more conservative approach to long only investments and opportunity to outperform in moderately declining markets Selected Product Considerations  An investment in the securities may result in a loss. If a knock - in event occurs (either during the term of the securities or at maturity, as applicable), the investor will be fully exposed to the negative performance of the underlying. In the case of a security linked to multiple underlyings , the redemption amount payable at maturity will be less than the principal amount of the securities even if a knock - in event occurs with respect to only one underlying.  The securities do not pay interest . Selected Product Considerations (cont.’d)  If the securities are capped or have a fixed payment percentage, the return on the securities will be limited to such cap or such fixed payment percentage, as applicable, regardless of the appreciation in the level of the underlying, which may be significant.  The securities are fully exposed to the risk of fluctuations in the level of the underlying. in the case of a security linked to multiple underlyings, the amount payable at maturity may be based on the depreciation or appreciation of the lowest performing underlying alone.  The securities may be part of a basket and changes in the values of the basket components may offset each other. In calculating the basket return, increases in the level of one of the basket components may be moderated, or more than offset, by lesser increases or declines in the level of the other basket component(s).  Investor does not have any rights associated with direct ownership of the underlying asset (i.e. dividends or voting rights)  Any payment on the securities is subject to the credit risk of the issuer.  An investment in the securities involves significant risk. Investing in the securities is not equivalent to investing directly in the underlying. For additional considerations, please see “Important Considerations for Structured Notes,” “Understanding Structured Notes” and “Risk and Suitability Considerations” herein. 24 November 2015 24

Accelerated Barrier Securities Illustrative Accelerated Barrier Securities Illustrative Terms These sample terms are presented to illustrate how a Accelerated Barrier Securities deal might work. These sample terms are hypothetical and the actual terms will vary depending on the relevant terms of the specific securities. The Issuer has no obligation to issue the securities described below. Issuer: Credit Suisse AG Maturity: 3.5 Years Underlying: S&P 500 ® Index Participation Rate: 125% Downside: Knock - in level set equal to 70% of initial level of the underlying, observed at maturity only (European observation); with 100% [1:1] participation in depreciation if knock - in event occurs. . Hypothetical Returns at Maturity 25 November 2015 % Change from Initial Level to Final Level of the Underlying Underlying Return Redemption Amount per $1,000 principal amount 50.00% 62.50% $1,625 40.00% 50.00% $1,500 30.00% 37.50% $1,375 20.00% 25.00% $1,250 10.00% 12.50% $1,125 0.00% 0.00% $1,000 - 10.00% 0.00% $1,000 - 20.00% 0.00% $1,000 - 30.00% - 30.00% $700 - 40.00% - 40.00% $600 - 50.00% - 50.00% $500 25

Callable Yield Notes (CYNs) August 2013 26

Callable Yield Notes Description, Use & Selected Product Considerations Description  Subject to issuer call, investor receives an above market coupon rate but no participation in any potential upside in the underlying  Potential for repayment of principal at maturity, contingent upon the underlying not breaching a predefined knock - in level  If knock - in event occurs, the investor is fully exposed to the underlying (or lowest performing underlying if there are more than one underlying) at maturity  Knock - in event may be determined on a daily basis (“American”), or at maturity only (“European”). Full downside participation if a knock - in event occurs  The issuer has the right to call the note for par on any of the coupon payment dates, which would limit your opportunity to accrue coupons over the full term of the securities Selected Product Considerations  An investment in the securities may result in a loss. If the level of the underlying falls to or below the knock - in level, (either during the term of the securities or at maturity, as applicable), the investor will be fully exposed to the negative performance of the underlying.  The securities will not pay more than the principal amount, plus accrued and unpaid coupons, at maturity or upon early redemption. Selected Product Considerations (cont.’d)  The securities are subject to potential early redemption, which would limit the investor’s ability to accrue coupons (at potentially an above market yield) over the full term of the securities.  The higher potential yield offered by the securities is associated with greater risk that you might lose some or all of your investment at maturity.  The amount payable at maturity will be less than the principal amount even if only one underlying causes a knock - in event and the final level of only one underlying is less than its initial level.  If a knock - in event occurs and the final level of the lowest performing underlying is less than its initial level, the amount payable at maturity will be based on the return of the lowest performing underlying.  The securities are fully exposed to the risk of fluctuations in the levels of each underlying.  Any payment on the securities is subject to the credit risk of the issuer.  An investment in the securities involves significant risk. Investing in the securities is not equivalent to investing directly in the underlying. For additional considerations, please see “Important Considerations for Structured Notes”, “Understanding Structured Notes” and “Risk and Suitability Considerations” herein. 27 November 2015 27

Callable Yield Notes

Illustrative CYN

Illustrative Terms

These sample terms are presented to illustrate how a CYN deal might work. These sample terms are hypothetical and the actual terms will vary depending on the relevant terms of the specific securities. The Issuer has no obligation to issue the securities described below.

Issuer:	Credit Suisse AG
Maturity:	18 Months
Underlyings:	Worst-of S&P 500® Index, Russell 2000® Index
Coupon:	8.00% p.a. paid quarterly subject to Issuer call
Downside: of initial	Knock-in level set equal to 70% level of the underlying, observed daily close of business (American observation). If the knock-in level is breached, the investor has full downside exposure to the underlying
Call Feature:	Quarterly Issuer call at 100% of principal amount

Hypothetical Maturity Return Chart(1)

% Change from Initial Level to Final Level of the Worst Performing Underlying	Underlying Return of the lowest performing Underlying	Redemption Amount per $1,000 principal amount
50.00%	0.00%	$1,000
40.00%	0.00%	$1,000
30.00%	0.00%	$1,000
20.00%	0.00%	$1,000
10.00%	0.00%	$1,000
0.00%	0.00%	$1,000
-10.00%	-10.00%	$900
-20.00%	-20.00%	$800
-30.00%	-30.00%	$700
-40.00%	-40.00%	$600
-50.00%	-50.00%	$500

(1) Assumes a knock-in event has occurred

CREDIT SUISSE

November 2015 28

Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. The products described herein should generally be held to maturity as early sales could result in lower than anticipated returns. This inf orm ation is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters. This material is not a product of Credit Suisse Research Departments. Financial Products may involve a high degree of risk, a nd may be appropriate investments only for sophisticated investors who are capable of understanding and assuming the risks involved. Credit Suisse and its affiliates ma y h ave positions (long or short), effect transactions or make markets in securities or financial instruments mentioned herein (or options with respect thereto), or pr ovi de advice or loans to, or participate in the underwriting or restructuring of the obligations, issuers of the stocks comprising the applicable index, indices or fund ment ion ed herein. Credit Suisse is a member of FINRA, NYSE and SIPC. Clients should contact their salespersons at, and execute transactions through, a Credit Suisse entity qua lified in their home jurisdiction unless governing law permits otherwise. November 2015 29

November 2015